Exhibit 99.1

Boeing Announces Closing of Senior Notes Offering

ARLINGTON, Va., May 1, 2024 /PRNewswire/ — The Boeing Company [NYSE: BA] announced today it closed an offering of $10.0 billion aggregate principal amount of fixed-rate senior unsecured notes (the “notes”), consisting of $1.0 billion aggregate principal amount of its 6.259% senior notes due 2027, $1.5 billion aggregate principal amount of its 6.298% senior notes due 2029, $1.0 billion aggregate principal amount of its 6.388% senior notes due 2031, $2.5 billion aggregate principal amount of its 6.528% senior notes due 2034, $2.5 billion aggregate principal amount of its 6.858% senior notes due 2054 and $1.5 billion aggregate principal amount of its 7.008% senior notes due 2064. Boeing intends to use the net proceeds from the offering for general corporate purposes.

The notes were offered and sold in a transaction exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and in the United States only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration under the Securities Act provided by Rule 144A and outside the United States to certain non U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

Contact: Investor Relations: BoeingInvestorRelations@boeing.com

Communications: media@boeing.com